SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A
AMENDMENT NO. 2

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ELECTROGLAS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	77-0336101 (I.R.S. Employer Identification Number)

6024 Silver Creek Valley Road San Jose, CA (Address of principal executive offices)	95138 (Zip Code)

If this form relates to the registration of a class of securities pursuant to 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.

Securities Act registration statement file number to which this form relates: Not Applicable

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

None	N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Preferred Stock Purchase Rights

(Title of Class)

ITEM 1. Description of Registrant’s Securities to Be Registered.

         Effective on July 15, 2002, Electroglas, Inc., a Delaware corporation (the “Company”), amended its First Amended and Restated Rights Agreement, dated as of February 9, 1999 (the “Rights Agreement”), to appoint American Stock Transfer & Trust Company as the successor Rights Agent under the Rights Agreement effective as of the close of business on July 15, 2002 and upon the termination of EquiServe as the Rights Agent under the Rights Agreement.

ITEM 2. Exhibits.

         1.     Amendment No. 1 to First Amended and Restated Rights Agreement, dated as of July 15, 2002.

SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

ELECTROGLAS, INC.

Date:	July 18, 2002

By:	/s/ Curtis C. Wozniak

Curtis C. Wozniak Chief Executive Officer and Chairman

EXHIBITS

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT

1	Amendment No. 1 to First Amended and Restated Rights Agreement, dated as of July 15, 2002